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                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT

We, the signatories of the statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is and any amendments thereto filed by any of us will be, filed on behalf of each of us.

February 13, 2004                         ARTAL GROUP S.A.

                                          By:     /s/ Paul Kohler
                                          Name:   Paul Kohler
                                          Title:  Secretary of Board


                                          ARTAL INTERNATIONAL S.A.

                                          By:     /s/ Francoise De Wael
                                          Name:   Francoise De Wael
                                          Title:  Managing Director


                                          ARTAL LUXEMBOURG S.A.

                                          By:     /s/ Francoise De Wael
                                          Name:   Francoise De Wael
                                          Title:  Managing Director


                                          ARTAL SERVICES N.V.

                                          By:     /s/ Bernard Darimont
                                          Name:   Bernard Darimont
                                          Title:  Managing Director


                                          ARTAL PARTICIPATIONS & MANAGEMENT S.A.

                                          By:     /s/ Francoise De Wael
                                          Name:   Francoise De Wael
                                          Title:  Managing Director